 EXHIBIT 99-8(gg): AMENDMENT DATED APRIL 5, 2002 TO THE PARTICIPATION AGREEMENT DATED MARCH 9, 1995 AMONG RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, VARIABLE
          INSURANCE PRODUCT FUND AND FIDELITY DISTRIBUTORS CORPORATION.

                      AMENDMENT TO PARTICIPATION AGREEMENT

         Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York, Variable Insurance Product Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated March 9, 1995 (the "Agreement").

     1. Schedule C is hereby revised to read as follows:

                                   SCHEDULE C
                                   May 1, 2002

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

Oppenheimer Variable Account Funds

Alliance Capital Management Funds

USLICO Series Fund          (an in-house fund that supports ReliaStar Life
                            Insurance Company of New York's and United Services
                            Life Insurance Company's variable life insurance products.)

Putnam Capital Manager Trust Funds

Northstar Variable Trust Portfolios

OCC Accumulation Trust Portfolios

Neuberger Berman Advisors Management Trust Portfolios

Janus Aspen Series Portfolios

The Alger American Fund Portfolios

AIM Variable Insurance Funds Portfolios

The GCG Trust Portfolios

ING Income Shares Portfolios

ING Partners, Inc. Portfolios

ING Variable Portfolios, Inc. Portfolios

ING Variable Products Trust Portfolios

Pioneer Investment Management, Inc. Portfolios


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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of April 5, 2002.

          ReliaStar Life Insurance Company of New York


By:       /s/ Jim Livingston
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Name:     Jim Livingston
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Title:    Senior Vice President
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          Variable Insurance Products Fund


By:       /s/ Maria Dwyer
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Name:     Maria Dwyer
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Title:    Treasurer
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          Fidelity Distributors Corporation


By:       /s/ Mike Kellogg
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Name:     Mike Kellogg
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Title:    Executive Vice President
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